SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: February 2, 2001

(Date of earliest event reported)

LCA-Vision Inc.

(Exact name of Registrant as specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	0-27610 (Commission File No.)	11-2882328 (IRS Employer Identification Number)

7840 Montgomery Road, Cincinnati, Ohio	45236
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (513) 792-9292

N/A

(Former name or former address, if changed since last report)

Item 5. Other Events

LCA-Vision Inc. issued a press release announcing that it will present at the UBS Warburg Global Healthcare Services Conference on Wednesday, February 7, 2001 at 11:00 a.m. (EST).

Item 7. Financial Statements and Exhibits

(a) Exhibits

99.1 Press Release dated February 2, 2001

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LCA-VISION INC.

Date: February 2, 2001	By: /s/Alan H. Buckey Alan H. Buckey Executive Vice President, Chief Financial Officer and Treasurer

Exhibit 99.1

Company Contacts:	Investor Relations Contacts:
LCA-Vision, Inc.	Lippert/Heilshorn & Associates, Inc.
Thomas E. Wilson, CEO	Bruce Voss (bvoss@lhai.com)
Alan H. Buckey, CFO	Zachary Bryant (zbryant@lhai.com)
(513) 792-9292	(310) 691-7100
www.lca-vision.com	www.lhai.com
www.lasikplus.com

FOR IMMEDIATE RELEASE

LCA-VISION TO PRESENT AT UBS WARBURG CONFERENCE

CINCINNATI (February 2, 2001) - LCA-Vision Inc. (Nasdaq NM: LCAV) (Easdaq: LCAV), a leading provider of value-priced laser vision correction services across the U.S., announced today that it will present at the UBS Warburg Global Healthcare Services Conference on Wednesday, February 7, 2001 at 11:00 a.m. (EST).

The conference will be held at the Plaza Hotel in New York and attendees will include institutional money managers and members of the financial press. LCA-Vision CFO, Alan Buckey will be presenting for the Company.

The LCA-Vision presentation can be heard via public access listen-only telephone lines. The call-in numbers for the presentation are 719/457-2605 and 888/515-2781 for the live presentation at 11:00 a.m. (EST) on February 7th and 402/220-0705 and 877/803-5524 for the recorded line. The recorded line will be available for up to four weeks after the conference. LCA-Vision will also make an audio link available on its website (www.lca-vision.com) where visitors will be able to listen to the presentation live. The audio will be archived on the site for 30 days following the conference.

LCA-Vision owns and operates 33 LasikPlus value-priced laser vision correction facilities in the U.S., as well as two centers in Canada and one in Europe. In addition, LCA-Vision has licensed its business model and the LasikPlus brand to Japan's Rei Corporation, which to date has opened one LasikPlus center in Tokyo.

For additional information, please visit the Company's websites at www.lca-vision.com and www.lasikplus.com.

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This release contains forward-looking statements that are subject to risks and uncertainties including but not limited to, the impact of competition and pricing, procedure demand and marketplace acceptance, and unforeseen fluctuations in operating results and other risks detailed from time to time in the company's filings with the Securities and Exchange Commission.